Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of HH BIOTECHNOLOGY HOLDINGS COMPANY. (the “Company”) on Form 10-Q for the period ending September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jiang Sheng, Chief Executive Officer and Wang Lirong, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2016	By	/s/ Jiang Sheng
Jiang Sheng, Chief Executive Officer

	By	/s/ Wang Lirong
Wang Lirong, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to HH BIOTECHNOLOGY HOLDINGS COMPANY. and will be retained by HH BIOTECHNOLOGY HOLDINGS COMPANY. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.